UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     November 8, 2018

ENDRA Life Sciences Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37969	26-0579295
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

3600 Green Court, Suite 350 Ann Arbor, MI	48105
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(734) 335-0468

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 8, 2018, ENDRA Life Sciences Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with National Securities Corporation (the “Underwriter”), relating to an underwritten public offering (the “Offering”) for the issuance and sale of up to 1,385,750 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which amount includes the Underwriter’s option to purchase up to an additional 180,750 shares of Common Stock to cover over-allotments. The Underwriter exercised in full its option to purchase the additional over-allotment shares on November 9, 2018.

The Offering closed on November 13, 2018. The net proceeds to the Company from the Offering were approximately $5.0 million, after deducting underwriting discounts and commissions and other offering expenses.

The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-226917), previously filed with the Securities and Exchange Commission, and a prospectus supplement thereto. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of K&L Gates LLP relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 hereto.

On August 16, 2018, the Company received a notification letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC notifying it that, based on the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, it no longer maintained the minimum $2.5 million stockholders’ equity required for continued listing on The Nasdaq Capital Market under Marketplace Rule 5550(b)(1) (the “Equity Rule”).

As a result of the completion of the Offering described above, the Company believes it has regained compliance with the Equity Rule. As of October 31, 2018, the Company’s total stockholders’ equity was approximately $1.7 million. Taking into account the net proceeds from the Offering after payment of estimated offering expenses and the conversion of outstanding convertible promissory notes upon consummation of the offering, the Company’s total stockholders’ equity as of October 31, 2018 would have been approximately $7.7 million.

Item 7.01. Regulation FD Disclosure.

On each of November 7, 2018, November 8, 2018 and November 13, 2018, the Company issued a press release with respect to the Offering described in Item 1.01 of this Current Report on Form 8-K. The press releases are filed as Exhibits 99.1, 99.2 and 99.3 hereto, respectively, and are incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibits 99.1, 99.2 and 99.3 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 8, 2018
5.1	Opinion of K&L Gates LLP
23.1	Consent of K&L Gates LLP (included in Exhibit 5)
99.1	Press Release, dated November 7, 2018
99.2	Press Release, dated November 8, 2018
99.3	Press Release, dated November 13, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDRA Life Sciences Inc.
November 13, 2018
	By:	/s/ Francois Michelon
	Name:	Francois Michelon
	Title:	President and Chief Executive Officer